Exhibit (d)(3)

PERMAL HEDGE STRATEGIES FUND I

Investor Application

Be sure to read the registration statement for the Fund.

For IRAs and Self-Directed Pension Plans, please note that the Custodian’s name, address and Tax Identification Number must also be included below in the specific areas provided, and the Custodian must also sign this Application. For assistance in completing this Application, please call Legg Mason Fund Services at [1-888-425-6432] Monday through Friday, 8:30 am – 5:30 pm (EST).

1 INVESTOR INFORMATION

Legal Name

Additional Purchaser (Joint Tenant)

Legal Domicile/Country of Residence

Street Address

City	State	Zip Code

Telephone Number	Fax Number	Email Address

Taxpayer Identification Number/Social Security Number		Formation Date/Birth Date

Nature of Business		Tax Year-End of Investor

Purchaser type

☐ Bank	☐ Endowment	☐ Limited Partnership	☐ Trust

☐ Charitable Trust	☐ Foundation	☐ Non-Profit Organization	☐ Individual

☐ Corporation	☐ Insurance Company	☐ Public Pension Plan	☐ Joint Tenant

☐ Defined Benefit Plan	☐ Limited Liability Company	☐ Taft Hartley/Labor Union	☐ IRA

☐ Other:

2 INFORMATION N FOR AUTHORIZED DISTRIBUTION OF STATEMENTS TO A THIRD PARTY

Name of Third Party

Street Address

City	State	Zip Code

Telephone Number	Fax Number	Email Address

3 FINANCIAL PROFESSIONAL INFORMATION

Name	Firm Name

Branch Number	Registered Representative’s Number

4 SUBSCRIPTION INFORMATION

A minimum initial investment is required for the Fund. This amount includes any applicable sales load (as described in the Fund’s registration statement) which, if your Application is accepted, will be deducted and paid at the time you purchase shares and will not be considered a contribution of capital to the Fund.

Permal Hedge Strategies Fund I		$

5 ELIGIBLE INVESTOR AND TAX-RELATED CERTIFICATION

In order to purchase Fund shares, you must be an “Eligible Investor” as defined in the Fund’s registration statement. If you are an authorized person/corporate officer making this certification on behalf of an investor, you must represent that the investor for whose account you are directly or indirectly acquiring Fund shares is an Eligible Investor.

I hereby certify that the following categories describe me at the time I am applying to purchase shares of the Fund.

Check all boxes that apply:

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

☐	A natural person who has a net worth or joint net worth with my spouse (excluding the value of my primary residence) at the time of purchase that exceeds $1,000,000 (“net worth” for this purpose means total assets in excess of total liabilities);

☐	A trust with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Fund, and of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐	An individual or entity having an account managed by an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the investment adviser is purchasing shares in a fiduciary capacity on behalf of the account;

☐	A trustee or executive officer of the Fund;

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, or partnership, that was not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

☐	An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” or “savings and loan association,” (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐	A broker or dealer registered with the Securities and Exchange Commission pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	An investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

☐	A private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐	An insurance company as defined in Section 2(13) of the 1933 Act;

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

☐	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that meet one of the other criteria listed here; or

☐	An entity in which all of the equity owners are accredited investors under the 1933 Act.

I certify that I am NOT (a) a non-resident alien or (b) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) for purposes of U.S. Federal income taxation. I agree to notify the Fund(s) within 60 days of the date that I become a foreign person or entity. I certify that my name, home address (in the case of an individual) or business address (in the case an entity), as they appear are true and correct.

I certify under penalty of perjury that:

1.	I am a U.S. person (including a U.S. resident alien);

2.	The Social Security Number / Tax Identification Number provided in this Application is correct; and

3.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) the Internal Revenue Service (“IRS”) has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

You must cross out this item 3 if you have been notified by the IRS that you are currently subject to backup withholding. The IRS does not require your consent to any provision of this Application other than certification required to avoid backup withholding. If I am signing on behalf of an entity including, but not limited to, a corporation, limited liability company, partnership, limited partnership, or trust, or as custodian or trustee of an IRA, I certify that I am duly authorized and have full power to make this investment and to conduct transactions on behalf of this entity or as custodian or trustee of the IRA.

If I am executing this Certificate on behalf of (i) an employee benefit plan within the meaning of Section 3(3) of ERISA or (ii) a plan that is described in, and subject to the prohibited transaction rules under, Section 4975 of the Code (each of the foregoing described in clauses (i) and (ii) being referred to as a “Plan”), I represent and warrant that the fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under other applicable law) of such Plan has considered the following with respect to the Plan’s investment in the Fund and has determined that, in review of such considerations, (a) the investment in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the

Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither LMPFA, the Sub-Adviser nor any of their affiliates has acted as a fiduciary under ERISA or other applicable law with respect to such purchase; (d) no advice provided by LMPFA, the Sub-Adviser or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available. I understand that the Fund may repurchase the investment at certain times and under certain conditions set forth in the Prospectus. I understand that all of the foregoing certifications, which are made under penalty of perjury, may be disclosed to the IRS by the Funds and that any false statement contained herein could be punished by fine and/or imprisonment.

I understand that the Fund and its affiliates are relying on the certification and agreements made herein and in the Fund’s Anti Money Laundering Supplement (which follows this Investor Application as Appendix A) in determining my qualification and suitability as a shareholder in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify Legg Mason Partners Fund Advisor, LLC and its affiliates (collectively “Legg Mason”) and hold such persons harmless from any liability that the Fund and they may incur as a result of this certification being untrue in any respect. I attest to the accuracy of all documents required to be attached to this Application as set forth in the section “Other Required Documents”.

I understand that it may be a violation of state and federal law for me to provide this certification if I know that it is not true. I have read the Prospectus of the Fund, including the shareholder qualification and shareholder suitability provisions and the disclosure regarding potential conflicts of interest contained therein, and by purchasing Shares, I acknowledge and assent to the existence of such potential conflicts and the Fund’s operation in the face thereof. I understand that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. I understand that an investment in the Fund is suitable only for shareholders who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

Signature of Investor	Date

Name of Investor

Authorized Person / Corporate Officer Executing on Behalf of an Investor

Signature	Date

Name and Title

Mailing instructions for application

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Applications for investment at the next investment date must be received by the [15th] day (or immediately preceding business day) of the month preceding the applicable investment date. Please forward the completed Application as follows:

Fax instructions

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If sending documents via fax, please send originals to the above address.

Fax number: [302-791-4018]

All applications and related subscription documents will be returned if not accepted.

Funds supporting the applicable purchase of shares must be wired by the [24th] day (or immediately preceding business day) of the month preceding the applicable investment date. Please refer to the bank wire instructions below.

Wiring instructions

Bank wires should be sent to:

Permal Hedge Strategies Fund I:

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OTHER REQUIRED DOCUMENTS

The Dealer through which shares of the Fund are being purchased shall require such documents and related materials as required by applicable law or under